Exhibit 3

                          VIDESH SANCHAR NIGAM LIMITED
                      SHAREHOLDING PATTERN AS ON 30-Sep-02

           NO.                     CATEGORY                                                          HOLDING
           ---                     --------                                                     ------------------
                                                                                                 SHARES      % AGE
                                                                                                 ------      -----
         A.     PROMOTER'S HOLDING

         1      Promoters/Central Govt. including Nominees of President of India                74446885     26.12
         2      Panatone Finvest Limited                                                       128249930     45.00

                SUB  - TOTAL                                                                   202696815     71.12

         B.     NON-PROMOTERS HOLDING

         3      Institutional Investors

         3(a)   Mutual Funds and UTI                                                             1639075      0.58

         3(b)   Banks, Financial Institutions, Insurance Companies
                 (Central/ State Govt.                                                          20110713      7.06
                Institutions/Non-Government Institutions)

         3(c)   FIIs/ADR/Foreign Banks
                I.   FIIs                                                                        5299356      1.86

                ii. ADR                                                                         32813548     11.51

                iii.Foreign Banks                                                               NIL          NIL

                SUB  - TOTAL                                                                    59862692     21.00

         4      OTHERS

         4(a)   Private Corporate Bodies                                                         5347407      1.88

         4(b)   Indian Public                                                                   16836294      5.91

         4(c)   NRIs/OCBs                                                                         255512      0.09

         4(d)   Any other (NSDL in Transit)                                                         1280      0.00

                SUB TOTAL                                                                       22440493      7.87

                GRAND TOTAL                                                                    285000000    100.00

        STATEMENT OF SHAREHOLDING OF ENTITIES /PERSONS HOLDING MORE THAN
                 1% OF THE SHARES OF THE COMPANY AS ON 30-SEP-02

                NOTE1
                NAME                                                             HOLDING                        %
                ----                                                             -------                   -------
         A.     PROMOTERS HOLDINGS
            1   Central Govt (including Nominees of President of India)                        74446885     26.12
            2   Panatone Finvest Limited*                                                     128249930     25.00
         B      NON-PROMOTERS HOLDINGS
            a   Mutual Funds & UTI
            b   Financial Institutions
                I. Life Insurance Corp of India                                                11348970      3.98
         C      FII/ADR
                I. The Bank of New York                                                        32813548     11.51
                NOTE II
                TOTAL FOREIGN HOLDINGS                                                         38368416     13.46

* Consequent to the signing of Shareholders' Agreement, the Government of India has transferred 25% of the paid up capital in favour of M/s. Panatone Finvest Limited, an investing vehicle for TATA Group.